UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2020

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 333-7440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RUTH	Nasdaq

Item 1.01 Entry into a Material Definitive Agreement

On May 7, 2020, Ruth’s Hospitality Group, Inc. (the “Company”), entered into a Third Amendment to Credit Agreement (the “Third Amendment”) which amends its existing Credit Agreement, dated as of February 2, 2017 as amended by the First Amendment thereto, dated as of September 18, 2019 and the Second Amendment thereto dated as of March 27, 2020 (the “Existing Credit Agreement” and the Existing Credit Agreement as amended by the Third Amendment, the “Amended Credit Agreement”) with certain direct and indirect subsidiaries of the Company as guarantors (the “Guarantors”), Wells Fargo Bank, National Association, as administrative agent, and the lenders (the “Lenders”) and other agents party thereto. Like the Existing Credit Agreement, the Amended Credit Agreement provides for a $150.0 million revolving credit facility with a $5.0 million subfacility of letters of credit and a $5.0 million subfacility for swingline loans.

The Third Amendment provides relief from the financial covenants to maintain a specified quarterly minimum adjusted Fixed Charge Coverage Ratio (“Fixed Charge Coverage Ratio”) and maximum Consolidated Leverage Ratio (“Leverage Ratio”).

Under the Existing Credit Agreement, the Company had to maintain a Fixed Charge Coverage Ratio of at least 1.25 to 1.00.  The Third Amendment waives the requirement to maintain any Fixed Charge Coverage Ratio for the remainder of fiscal year 2020 but, commencing with the fiscal quarter ending March 28, 2021, requires that the Company maintain a Fixed Charge Coverage Ratio of not less than 1.25 to 1.00 on an annualized basis, which will exclude the impact of fiscal year 2020.

The Existing Credit Agreement required the Company to maintain a Leverage Ratio of not more than 2.75 to 1.00.  The Third Amendment waives any Leverage Ratio requirement for the remainder of fiscal year 2020 but, commencing with the fiscal quarter ending March 28, 2021, requires a Leverage Ratio based on annualized calculations, which will exclude the impact of fiscal year 2020, not to exceed the following thresholds for the periods indicated:

Period	Maximum Ratio
The last day of the first Fiscal Quarter of the 2021 Fiscal Year	5.00 to 1.00
The last day of the second Fiscal Quarter of the 2021 Fiscal Year	4.50 to 1.00
The last day of the third Fiscal Quarter of the 2021 Fiscal Year	4.00 to 1.00
The last day of the fourth Fiscal Quarter of the 2021 Fiscal Year and thereafter	3.00 to 1.00

The Third Amendment requires the Company meet minimum cash holding requirements (“Minimum Scheduled Cash”) through December 2020 in an amount equal to (a) 50% of the net cash proceeds of any equity issuances by the Company or any of its subsidiaries effected between May 1, 2020 and December 31, 2020 (excluding certain amounts required to be used to make prepayments on loans outstanding under the Amended Credit Agreement) plus (b) the following amount for each month set forth below1:

May 2020	$34,000,000
June 2020	$29,000,000
July 2020	$21,000,000
August 2020	$19,000,000
September 2020	$15,000,000
October 2020	$13,000,000
November 2020	$13,000,000
December 2020	$14,000,000

1For each of October 2020 and November 2020, to the extent that any net cash proceeds of any equity issuances by the Company or any of its subsidiaries are included in the calculation of Minimum Scheduled Cash for such month, the amounts for such month in the chart above will be deemed to be $12,000,000 and $10,000,000, respectively.

Interest rates on loans under the Amended Credit Agreement are 2.75% and 1.75% above the LIBOR Rate and Base Rate, respectively, and the fee for the daily unused availability under the revolving credit facility is 0.40% until the Calculation Date for the fiscal quarter ending March 28, 2021.  Thereafter, interest rate margins and the fee for the unused commitment will be calculated based on the Leverage Ratio in accordance with the Existing Credit Agreement.  The term “Calculation Date” means the date five (5) business days after the day on which the Company provides a compliance certificate required under the Amended Credit Agreement for its most recently ended fiscal quarter.

The Third Amendment also provides that if by September 27, 2020, the Company and the Guarantors have not received at least $20 million in gross proceeds from equity issuances, then from the fiscal quarter ending on September 27, 2020 until the Calculation Date with respect to the fiscal quarter ending on March 28, 2021, interest rates will be 3.25% and 2.25% above the LIBOR Rate and Base Rate, respectively, and the fee for the daily unused availability under the revolving credit facility will be 0.40% until the Calculation Date for the fiscal quarter ending March 28, 2021 at which point interest rates and the unused commitment fee will be calculated based on the Leverage Ratio in accordance with the Existing Credit Agreement.

Until the Company can demonstrate compliance with both the minimum Fixed Coverage Charge Ratio and the maximum Leverage Ratio following the end of the fiscal quarter ending March 28, 2021, the Third Amendment requires that the Company and the Guarantors use 50% of the net cash proceeds of any equity issuances (other than the exercise price on stock options issued as part of employee compensation) to make mandatory principal prepayments of loans outstanding under the Amended Credit Agreement (with a permanent reduction to the revolving credit commitment under the Amended Credit Agreement in an amount corresponding to the amount of such prepayment), and/or cash collateralize the letter of credit obligations outstanding under the Amended Credit Agreement.

The Third Amendment limits acquisitions by the Company and the Guarantors until they can demonstrate compliance with the minimum Fixed Coverage Charge Ratio following the end of the fiscal quarter ending March 28, 2021.

The foregoing description is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a

Registrant

The discussion of the Third Amendment to Credit Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit Number	Description
10.1

Third Amendment, dated as of May 7, 2020, to Credit Agreement, dated as of February 2, 2017, by and among the Company, the Guarantors, the Lenders and Wells Fargo Bank, National Association, as administrative agent and Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: May 8, 2020	By:	/s/ Alice G. Givens
Alice G. Givens
SVP, General Counsel and Chief Compliance Officer